UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2020

COVIA HOLDINGS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38510	13-2656671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Summit Park Drive, Suite 700, Independence, Ohio		44131
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 255-7263

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVIA*	New York Stock Exchange*

*On June 30, 2020, Covia Holdings Corporation (the “Company”) was notified by the staff of NYSE Regulation, Inc. (“NYSE Regulation”) that it plans to file a delisting application with the Securities and Exchange Commission (the “SEC”) to delist the Company’s common stock from the New York Stock Exchange (the “NYSE”) upon the completion of all applicable procedures. After the Form 25 is filed by NYSE Regulation, the delisting will become effective 10 days later. The deregistration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be effective 90 days, or such shorter period as the SEC may determine, after filing of the Form 25. Upon deregistration of the Company’s common stock under Section 12(b) of the Exchange Act, the Company’s common stock will remain registered under Section 12(g) of the Exchange Act. The Company’s common stock began trading on the OTC Pink Marketplace on July 2, 2020 under the symbol “CVIAQ.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

As previously reported, on June 29, 2020, Covia Holdings Corporation (the “Company”) and certain of its direct and indirect subsidiaries (collectively, the “Company Parties”) voluntarily commenced cases under chapter 11 (the “Chapter 11 Cases”) of title 11 of the United States Code in the U.S. Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

In connection with the Chapter 11 Cases, the Company Parties entered into a Restructuring Support Agreement (the “Restructuring Support Agreement”) with certain creditors (the “Consenting Stakeholders”), which contemplated agreed-upon terms for a prearranged plan of reorganization (the “Plan”). Under the Restructuring Support Agreement, the Consenting Stakeholders agreed, subject to certain terms and conditions, to support a financial restructuring of the existing debt of, existing equity interests in, and certain other obligations of the Company Parties, pursuant to the Plan as filed with the Bankruptcy Court.

On July 1, 2020, as part of the Plan and with the approval of the Bankruptcy Court, the Company terminated the Receivables Facility (as defined below), including the Receivables Financing Agreement (the “RFA”) by and among (i) the Company, as initial servicer, (ii) Covia Financing LLC, a special purpose entity and wholly owned subsidiary of the Company, as borrower (“Covia Financing”), (iii) the persons from time to time party thereto, as lenders, (iv) PNC Bank, National Association, as LC bank and as administrative agent (“PNC”), and (v) PNC Capital Markets LLC, as structuring agent (“PNC Capital”). In connection with the RFA, (i) the Company, as originator and servicer, and Covia Financing, as the buyer, had entered into a Purchase and Sale Agreement (“PSA”), and (ii) various of the Company’s subsidiaries, as sub-originators (“Sub-Originators”), and the Company, as the buyer and servicer, entered into the Sub-Originator Purchase and Sale Agreement (“Sub-PSA”). Together, the RFA, the PSA, and the Sub-PSA established the primary terms and conditions of an accounts receivable securitization program (the “Receivables Facility”).

As previously reported, the commencement of the Chapter 11 Cases constituted an event of default under, and resulted in the acceleration of, the Company Parties’ obligations under the RFA.

In connection with the termination of the Receivables Facility, the Company repaid all of the outstanding obligations in respect of principal, interest and fees under the Receivables Facility and terminated and released all security interests and liens in the assigned receivables granted in connection therewith.

Further, with the approval of the Bankruptcy Court, the Receivables Facility was replaced with a letter of credit facility pursuant to an interim order authorizing, among other things, (i) the Company’s funding of a new letter of credit collateral account held at Covia Financing, (ii) entry into the Payoff and Reassignment Agreement (the “Payoff Agreement”), among the Company, Covia Financing, the Sub-Originators, PNC, and PNC Capital, (iii) the Company’s, Covia Financing’s and the Sub-Originators’ entry into, and performance of, their respective obligations under the Payoff Agreement and, as applicable, the Reimbursement Agreement for Cash-Collateralized Standby Letters of Credit, among PNC, Covia Financing, and the Company (the “Reimbursement Agreement” and, together with the Payoff Agreement, the “Letter of Credit Agreements”), and (iv) execution of the transactions contemplated by the Letter of Credit Agreements.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 30, 2020, the Company was notified by the staff of NYSE Regulation, Inc. (“NYSE Regulation”) that it had determined to commence proceedings to delist the Company’s common stock from the New York Stock Exchange (“NYSE”). NYSE Regulation reached its decision that the Company is no longer suitable for listing pursuant to NYSE Listed Company Manual Section 802.01D after the Company commenced the Chapter 11 Cases. The Company does not intend to appeal the determination and, therefore, it is expected that its common stock will be delisted.

Item 8.01	Other Items.

On June 30, 2020, the Bankruptcy Court entered a final order approving the relief requested in the Motion for Entry of an Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Stock,

Docket No. 73 (the “NOL Order”). The NOL Order is designed to assist the Company Parties in preserving certain of their tax attributes by establishing, among other things, the procedures (including notice requirements) that certain stockholders and potential stockholders must comply with regarding transfers of, or declarations of worthlessness with respect to, the Company’s common stock, as well as certain obligations with respect to notifying the Company Parties with respect to current stock ownership (the “Procedures”). The terms and conditions of the Procedures were immediately effective and enforceable upon entry of the NOL Order by the Bankruptcy Court. Any actions in violation of the Procedures (including the notice requirements) are null and void ab initio, and (a) the person or entity making such a transfer will be required to take remedial actions specified by the Company Parties to appropriately reflect that such transfer of the Company’s common stock is null and void ab initio and (b) the person or entity making such a declaration of worthlessness with respect to the Company’s common stock will be required to file an amended tax return revoking such declaration and any related deduction to reflect that such declaration is void ab initio. The foregoing description of the NOL Order is not complete and is qualified in its entirety by reference to the NOL Order.

Additional Information on the Chapter 11 Cases

Court filings and information about the Chapter 11 Cases, including the NOL Order, can be found at a website maintained by the Company’s claims agent Prime Clerk LLC at http://cases.primeclerk.com/Covia, by calling 1-877-606-3610 (toll-free), or by sending an email to CoviaInfo@PrimeClerk.com. The documents and other information available via website or elsewhere are not part of this Current Report and shall not be deemed incorporated herein.

Cautionary Note Regarding the Company’s Common Stock

The Company cautions that trading in the Company’s common stock during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders of the Company’s common stock in the Chapter 11 Cases. The Company expects that holders of the Company’s common stock could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2020	COVIA HOLDINGS CORPORATION

	By:	/s/ Andrew D. Eich
	Name:	Andrew D. Eich
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

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